                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                              September 12, 1997

                           THE HAIN FOOD GROUP, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Delaware                      0-22818                    22-3240619
----------------------------       -------------            -------------------
(State or other jurisdiction        (Commission             (I.R.S. Employer
of incorporation)                   File Number)            Identification No.)



       50 Charles Lindbergh Boulevard
       Uniondale, New York                                     11553
----------------------------------------                    ------------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (516) 237-6200
                                                   --------------

Item 5.  Other Events
         ------------

                  On September 12, 1997, The Hain Food Group, Inc., a Delaware corporation (the "Company"), reported sales for the fourth quarter ended June 30, 1997 of $19,176,000 and net income of $272,000, or $0.03 per share, compared with sales of $19,739,000 and net income of $503,000, or $0.06 per share, in the year earlier period.

                  The Company previously announced on September 8, 1997 that it had executed a letter of intent to acquire Westbrae Natural, Inc. ("Westbrae") (Nasdaq:WNAT) for $3.625 per share of common stock in cash. The Company announced that the next stage in the acquisition process has been completed with the Company executing a definitive merger agreement with Westbrae on September 11, 1997, receiving a formal financing commitment for the acquisition from its lender, and commencing a tender offer for all of Westbrae's shares.

                  The Company has been informed by certain of its directors and officers that they or certain of their affiliates may sell shares of Company common stock from time to time in the open market. Such individuals and their holdings of the Company's common stock have been designated in the Company's Registration Statement on Form S-3 which was filed with the Securities and Exchange Commission on July 31, 1997. The Company has been informed that such prospective sales have been prompted by a desire to diversify investment portfolios and to meet personal liquidity needs.

                  A copy of a press release issued by the Company on September 12, 1997 is attached hereto as Exhibit 20 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

                 (c)       Exhibits.

                           Exhibit No.                Description
                           ----------                 -----------
                           20                         Press release dated
                                                      September 12, 1997

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE HAIN FOOD GROUP, INC.

Dated:  September 12, 1997                   By:    /s/ Jack Kaufman
                                                    -----------------------
                                                    Jack Kaufman
                                                    Chief Financial Officer

                                  EXHIBIT INDEX

Number          Description                                         Page
------          -----------                                         ----
20              Press release dated September 12, 1997                5

                                                                      Exhibit 20

NEWS RELEASE

                               THE HAIN FOOD GROUP
                           50 Charles Lindbergh Blvd.
                               Uniondale, NY 11553
                                 (516) 237-6200
                               Fax: (516) 237-6240

For Further Information
Please Contact:
Jack Kaufman, Chief Financial Officer             Roger Spencer/Philip Thomas
The Hain Food Group                               The P.L. Thomas Group
(516) 237-6200                                    (312) 905-8060

FOR IMMEDIATE RELEASE

                           THE HAIN FOOD GROUP, INC.
                  REPORTS FISCAL 1997 FOURTH QUARTER RESULTS
          AND SIGNING OF AGREEMENT TO ACQUIRE WESTBRAE NATURAL, INC.


        UNIONDALE, NY, September 12, 1997 -- The Hain Food Group, Inc. ("Hain") (Nasdaq:NOSH), reported sales for the fourth quarter ended June 30, 1997 of $19,176,000 and net income of $272,000 or $0.03 per share, compared with sales of $19,739,000 and net income of $503,000, or $0.06 per share, in the year earlier period. The fourth quarter results include the sales of Weight Watchers products for the full quarter and those of Boston Popcorn Company for approximately one month following acquisition, according to Irwin D. Simon, president and chief executive officer.

Sales for the year ended June 30, 1997 amounted to $65,353,000 and net income was $1,069,000, or $0.12 per share, compared with sales of $68,606,000 and net income of $2,134,000 or $0.24 per share, in the prior year.

The Company previously announced on September 8, 1997 that it had executed a letter of intent to acquire Westbrae Natural, Inc. ("Westbrae") (Nasdaq:WNAT) for $3.625 per share of common stock in cash. The next stage in the acquisition process has been completed with the Company executing a definitive merger agreement with Westbrae on September 11, 1997, receiving a formal financing commitment for the acquisition from its lender, and commencing a tender offer for all of Westbrae's shares.

In discussing 1997 operating results, Simon commented, "1997 was a transition year for The Hain Food Group, one in which the Company reduced its reliance on rice cake products by diversifying into other product lines through acquisitions and new product introductions. Sales of rice cake products fell by approximately $10 million in fiscal 1997, a decline which was consistent with other rice cake manufacturers. The Company expects to more than replace this volume with sales generated by its recent acquisitions, including Weight Watchers dry and refrigerated products in March 1997, Boston Popcorn Company at the end of May 1997, and, more recently, Alba Foods in July 1997."

Simon continued, "Sales for the fourth quarter exceeded sales for the third fiscal quarter of 1997 by $5.50 million, or 41%, partly because of the impact of the Weight Watchers line and, to a lesser extent, by the one month's sales of Boston Popcorn Company. Fiscal 1997 sales were also affected by the Company's decision to discontinue 'front-end loading' of inventory with its major customers, and earnings were adversely affected by the necessity to 'move' excess stocks of rice cake products, a process that was completed at the end of Fiscal 1997."

Simon further stated, "I am pleased that during a difficult operating year the Company has nevertheless been able to reduce its outstanding debt, acquire 300,000 shares of treasury stock and make several acquisitions with operating cash flow. I am looking forward to fiscal 1998 as a different year in which the realignment of the Company's product lines will, hopefully, enable us to perform much better than in fiscal 1997."

Certain of the statements in this press release are forward-looking in nature and, accordingly, are subject to risks and uncertainties. The actual results may differ from those described or contemplated.

The Hain Food Group, headquartered in Uniondale, NY, is a specialty food company which has a product portfolio comprised of nine key brands: Hain Pure Foods(R), an all-natural food brand including rice cakes and other snack foods; Estee(R) sugar-free and fructose-sweetened products; Hollywood(R) safflower, canola, and peanut oils, mayonnaise and margarine; Kinoret(R) Kosher foods;
Featherweight(R) low-sodium foods; Farm Foods(R) frozen vegetarian products, Boston Popcorn(R) snack foods, Weight Watchers(R) dry and refrigerated food products and Alba(R) dry milk mixes and shakes.


                           THE HAIN FOOD GROUP, INC.
                      CONDENSED STATEMENTS OF OPERATIONS

                                                       QUARTER ENDED
                                                          JUNE 30,
                                                     1997          1996
                                                 -----------    -----------

Net sales                                        $19,176,000    $19,739,000
Gross profit                                       7,235,000      8,191,000
Selling, general and administrative expenses       6,019,000      6,353,000
                                                 -----------    -----------
Income before items below (EBITDA)                 1,216,000      1,838,000
Depreciation and amortization                        229,000        235,000
                                                 -----------    -----------
Operating income                                     987,000      1,603,000
Interest and financing costs                         530,000        640,000
                                                 -----------    -----------
Income before income taxes                           457,000        963,000
Income taxes                                         185,000        460,000
                                                 -----------    -----------
Net income                                       $   272,000    $   503,000
                                                 ===========    ===========

Net income per share                             $      0.03    $      0.06
                                                 ===========    ===========

Weighted average number of common shares
and common share equivalents                       9,129,000      8,958,000
                                                 ===========    ===========

                                                         YEAR ENDED
                                                          JUNE 30,
                                                     1997          1996
                                                 -----------    -----------

Net sales                                        $65,353,000    $68,606,000
Gross profit                                      24,572,000     27,722,000
Selling, general and administrative expenses      19,651,000     20,905,000
                                                 -----------    -----------
Income before items below (EBITDA)                 4,921,000      6,817,000
Depreciation and amortization                        918,000        835,000
                                                 -----------    -----------
Operating income                                   4,003,000      5,982,000
Interest and financing costs                       2,148,000      2,218,000
                                                 -----------    -----------
Income before income taxes                         1,855,000      3,764,000
Income taxes                                         786,000      1,630,000
                                                 -----------    -----------
Net income                                       $ 1,069,000    $ 2,134,000
                                                 ===========    ===========

Net income per share                             $      0.12    $      0.24
                                                 ===========    ===========

Weighted average number of common shares
and common share equivalents                       8,993,000      8,964,000
                                                 ===========    ===========





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